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                                                                  Exhibit (j)(2)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus (except Shares and Institutional Shares for Enhanced Tax Managed International Fund and Institutional Shares for Equity Core
Fund) and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 33-78264) of Excelsior Funds Trust and to the incorporation by reference of our reports dated May 7, 2004 on the Equity Fund, Mid Cap Value Fund, Optimum Growth Fund, Income Fund, Equity Core Fund, Total Return Bond Fund, International Equity Fund, High Yield Fund, and Equity Income Fund (portfolios of Excelsior Funds Trust) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2004.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 2004